UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As previously disclosed in a Current Report on Form 8-K filed on November 12, 2008, Navistar International Corporation (the “Company”) concluded that it would incur material charges related to its VEE Business Unit. These charges were occasioned by the significant reduction in demand from Ford Motor Company (“Ford”) for diesel engines produced by Navistar, Inc. (the principal manufacturing subsidiary of the Company) at the VEE Business Unit and the expectation that Ford’s demand for diesel engines would continue to be below previously anticipated levels.

The Company further disclosed in a Current Report on Form 8-K filed on January 14, 2009 that Ford and the Company reached an agreement to restructure their ongoing business relationship, settle all existing litigation between the companies and end their diesel engine supply agreement effective December 31, 2009. In this Form 8-K, the Company further disclosed that it was assessing the impact of the Ford settlement on its ongoing business and would take the necessary actions to address excess capacity and fixed costs.

On January 23, 2009, executive management of the Company concluded that as a result of the foregoing, it committed to close its Indianapolis Engine Plant (“IEP”) and its foundry, Indianapolis Casting Corporation (“ICC”) by July 31, 2009. The major type of charges expected to be incurred relate to employee related costs and other contractual obligations. The assessment of these costs is ongoing and the Company will provide an estimate of the amount or range of charges expected to be incurred once a good faith determination can be made.

Navistar International Corporation (NYSE: NAV) is a holding company whose wholly owned subsidiaries produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The Company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

ITEM 7.01	REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

A press release announcing the closure of the Company’s IEP and its ICC is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description	Page
99.1	Press Release

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant

Date: January 27, 2009	/s/ Terry M. Endsley
Terry M. Endsley
Executive Vice President and Chief Financial Officer